SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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INTERNATIONAL MEDICAL STAFFING, INC.
(Name of Registrant as Specified in Charter)

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SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act
of 1934, as amended

INTERNATIONAL MEDICAL STAFFING, INC.
c/o PureSpectrum, Inc.
340 Eisenhower Drive, Building 600, Suite 610
Savannah, Georgia 31406-1616
Telephone: 912-961-4980

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to our stockholders on behalf of our board of directors pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, for the purpose of informing our stockholders of amendments to our Certificate of Incorporation (1) to increase the number of shares of common stock, par value $0.0001 per share (“Common Stock”), that we are authorized to issue from 100,000,000 shares, par value $0.0001 per share, to 900,000,000 shares, par value $0.0001 per share; (2) to authorize a new class of 50,000,000 shares of preferred stock, par value $0.0001 per share, and to authorize the Board of Directors to issue one or more series of the preferred stock with such designations, rights, preferences, limitations and/or restrictions as it should determine by vote of a majority of such directors; and (3) to include several other provisions typically included in Certificates of Incorporation of publicly-traded companies, such as the elimination of preemptive rights and cumulative voting and providing for indemnification of directors and officers. The Company currently has no commitments or definite plans for the issuance of any shares of Common Stock or Preferred Stock. This Information Statement is being furnished to the stockholders of record of our Common Stock, on the record date as determined by our board of directors to be the close of business on June 4, 2009.

Our board of directors approved the Amended and Restated Certificate of Incorporation the (the “Amended Certificate”) to include the provisions described above on June 3, 2009.  On June 9, 2009, we received the written consent of stockholders who are the beneficial owners of a majority of the outstanding shares of the Common Stock approving the Amended Certificate.  Upon the expiration of the 20-day period after we file this Information Statement with the Securities and Exchange Commission and deliver this Information Statement to our stockholders of record we will file the Amended Certificate with the Secretary of State of the State of Delaware.  The proposed Amended Certificate, attached hereto as Exhibit A, will become effective when it has been accepted for filing by the Secretary of State of the State of Delaware.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties, if any, to forward this Information Statement to the beneficial owners of the Common Stock held on the record date.

Our board of directors has fixed the close of business on June 4, 2009, as the record date for determining the holders of our Common Stock who are entitled to receive this Information Statement. As of June 4, 2009, there were 5,600,000 shares of our Common Stock issued and outstanding. We anticipate that this Information Statement will be mailed on or about June 22, 2009, to our stockholders of record.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons have any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of the Company since January 1, 2008, being the commencement of our last completed audited financial year;

2.	any proposed nominee for election as a director of the Company; and

3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are set forth below in the section entitled “Principal Stockholders and Security Ownership of Management.”

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table contains information relating to the beneficial ownership of Common Stock by members of the board of directors and the Company's officers as a group, as well as certain other beneficial owners, as of June 4, 2009. Information as to the number of shares of Common Stock owned and the nature of ownership has been provided by these individuals or is based on Schedules 13D, or amendments thereto, received by the Company as filed with the Securities and Exchange Commission, or other information, and is not within the direct knowledge of the Company. Unless otherwise indicated, the named individuals possess sole voting and investment power with respect to the shares listed.

Name and Address of Beneficial Owner	Number of Shares	Percentage*

PureSpectrum, Inc.(1)	3,600,000	64.29%

All Officers and Directors as a Group	-0-	N/A

*Based on 5,600,000 shares outstanding on June 4, 2009

(1) The business address of PureSpectrum, Inc. is 340 Eisenhower Drive, Building 600, Suite 610, Savannah, Georgia 31406-1616.

As of the record date, there were 5,600,000 shares of Common Stock issued and outstanding owned by nine stockholders.  Each share of our Company’s Common Stock is entitled to one vote.

AMENDMENTS INCLUDED IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Increase in Authorized Common Stock

The Amended Certificate provides for an increase of the number of shares of Common Stock that the Company is authorized to issue from 100,000,000 to 900,000,000.

Our board of directors recommends the proposed increase in the authorized number of shares of Common Stock in order to insure that a sufficient number of authorized and unissued shares is available (i) to raise additional capital for the operations of the Company; (ii) to make options and shares available to employees, future non-employee directors and consultants of the Company as an incentive for services provided to the Company; and (iii) to have shares of Common Stock available for possible acquisitions. Such shares would be available for issuance by the board of directors without further action by the stockholders, unless required by the Company's Certificate of Incorporation or by the laws of the State of Delaware. Neither the presently authorized shares of Common Stock nor the additional shares of Common Stock that may be authorized pursuant to the proposed amendment carry preemptive rights.

As of June 4, 2009, with 100,000,000 shares of Common Stock authorized, we had 5,600,000 shares of Common Stock issued and outstanding and, therefore, had 94,400,000 shares available for other corporate purposes.  Our Common Stock has not traded in the over-the-counter market and there is no assurance that once it begins trading that the trading price will allow us to accomplish the purposes set forth in the preceding paragraph without having access to a number of shares in excess of 94,400,000.  There are currently no set plans or arrangements relating to the possible issuance of any additional shares of Common Stock proposed to be authorized. We are not party to any agreements or understandings regarding any acquisitions.

The additional shares of Common Stock, if issued, would have a dilutive effect upon the percentage of equity of the Company owned by present stockholders. The issuance of such additional shares of Common Stock might be disadvantageous to current stockholders in that any additional issuances would potentially reduce per share dividends, if any. Stockholders should consider, however, that the possible impact upon dividends is likely to be minimal in view of the fact that the Company has never paid dividends, has never adopted any policy with respect to the payment of dividends and does not intend to pay any cash dividends in the foreseeable future. In addition, the issuance of such additional shares of Common Stock, by reducing the percentage of equity of the Company owned by present stockholders, would reduce such present stockholders' ability to influence the election of directors or any other action taken by the holders of Common Stock.

Authorization of New Class of 50,000,000 shares of Preferred Stock

The Amended Certificate also provides for a new class of 50,000,000 shares of preferred stock, par value $0.0001 per share, and authorizes the board of directors to issue one or more series of the preferred stock with such designations, rights, preferences, limitations and/or restrictions as it should determine by vote of a majority of such directors.

The Company’s Certificate of Incorporation currently only permits the Company to issue shares of Common Stock.  This, the board of directors believes, may limit the Company's flexibility in seeking additional working capital. The board of directors recommends that the Certificate of Incorporation be amended to authorize a class of 50,000,000 shares of Preferred Stock and to allow the board of directors the greatest flexibility possible in seeking additional financing, as the board of directors deems appropriate in the exercise of its reasonable business judgment.  The Company currently has no commitments or plans for the issuance of any shares of Preferred Stock.

The ability of the Company to issue such shares of Preferred Stock may, under certain circumstances, make it more difficult for a third party to gain control of the Company (e.g., by means of a tender offer), prevent or substantially delay such a change of control, discourage bids for the Common Stock at a premium, or otherwise adversely affect the market price of the Common Stock.

Other Amendments

The Amended Certificate also adds provisions (i) eliminating any stockholder preemptive rights to purchase stock or securities convertible into stock of the Company; (2) eliminating the right by the stockholders for cumulative voting for directors; and (3) imposing on the Company the obligation to indemnify directors and officers under certain circumstances.  The provisions eliminating preemptive rights and cumulative voting, respectively, are designed to streamline the process of raising capital for the Company and the election of directors, respectively.  The provision relating to indemnification is consistent with the statutory guidelines contained in Section 145 of the General Corporation Law of Delaware.

STOCKHOLDER APPROVAL OF PROPOSED AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

We have obtained stockholder approval for the Amended Certificate by written consent on June 9, 2009, from stockholders who beneficially own a majority of the issued and outstanding shares of our Common Stock.  The Amended Certificate will not become effective until (i) at least 20 days after we deliver the Information Statement to our stockholders of record, (ii) we file the Information Statement with the Securities and Exchange Commission and (iii) the Amended Certificate has been accepted for filing by the Secretary of State of the State of Delaware.

DISSENTERS’ RIGHTS

Pursuant to the General Corporation Law of the State of Delaware, stockholders of our Common Stock are not entitled to dissenters’ rights of appraisal with respect to the approval of the increase in our authorized Common Stock.

FINANCIAL AND OTHER INFORMATION

For more detailed information about the Company, including financial statements, you may refer to our Form 10-K and other periodic reports filed with the Securities and Exchange Commission from time to time. Copies are available on the Securities and Exchange Commission’s EDGAR database located at www.sec.gov.

Pursuant to the requirements of the Securities Exchange Act of 1934, International Medical Staffing, Inc. has duly caused this Information Statement to be signed by the undersigned hereunto authorized.

June 12, 2009

INTERNATIONAL MEDICAL STAFFING, INC.

By: /S/ Lee L. Vanatta
Lee L. Vanatta
President

EXHIBIT A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
INTERNATIONAL MEDICAL STAFFING, INC.

Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “Act”), the undersigned, being the President of International Medical Staffing, Inc., a Delaware corporation (the “Corporation”), does hereby certify as follows:

1.	The Corporation was originally incorporated under the name International Medical Staffing, Inc. and the date of filing of its original Certificate of Incorporation was March 21, 2007.

2.
This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the Act by written consent of the holders of a majority of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 228 of the Act.

3.
The Certificate of Incorporation of the Corporation, as amended, is hereby amended, restated and superseded in its entirety by this Amended and Restated Certificate of Incorporation to read as follows:

ARTICLE I
Name

The name of the Corporation is International Medical Staffing, Inc.

ARTICLE II
Registered Office and Agent

The address of the registered office of the Corporation in the State of Delaware is 1201 North market Street, 18th Floor, Wilmington, Delaware 19801, in the County of New Castle. The name of the registered agent at that address is Delaware Corporation Organizers, Inc.

ARTICLE III
Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Act.

ARTICLE IV
Capital Stock

The aggregate number of shares of capital stock which the Corporation shall have authority to issue is nine hundred fifty million (950,000,000) shares, consisting of (a) nine hundred million (900,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”) and (b) fifty million (50,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), which Preferred Stock shall be issuable in one or more series as hereinafter provided. A description of the classes of shares and a statement of the number of shares in each class and the relative rights, voting power, and preferences granted to and the restrictions imposed upon the shares of each class are as follows:

A.           Common Stock. Each share of Common Stock shall have, for all purposes one (1) vote per share.

Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. The holders of Common Stock issued and outstanding have and possess the right to receive notice of shareholders’ meetings and to vote upon the election of directors or upon any other matter as to which approval of the outstanding shares of Common Stock or approval of the common shareholders is required or requested.

B.           Preferred Stock. Shares of Preferred Stock may be issued in series from time to time by the Board of Directors, and the Board of Directors is expressly authorized to fix by resolution or resolutions the designations and the voting powers, preferences, rights and qualifications, limitations or restrictions thereof, of the shares of each series of Preferred Stock, including without limitation the following:

(i)           the serial designation of such series which shall distinguish it from the other series;

(ii)           the number of shares included in such series, which number may be increased or decreased from time to time unless otherwise provided by the Board of Directors in the resolution or resolutions providing for the issue of such series;

(iii)           the dividend rate (or method of determining such rate) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

(iv)           whether dividends on the shares of such series shall be cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

(v)           the amount or amounts which shall be payable out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(vi)           the price or prices at which, the period or periods within which, and the terms and conditions upon which the shares of such series may be redeemed in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening or a specified event or events;

(vii)           the right or obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a shrinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may or shall be redeemed or purchased, in whole or in part, pursuant to such right or obligation;

(viii)                      whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto;

(ix)           the voting rights, if any, of the holders of the shares of such series;

(x)           the ranking of the shares of such series as compared with shares of other series of the capital stock of the Corporation in respect of the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution, or winding up of the Corporation; and

(xi)           any other relative rights and qualifications, preferences or limitation of the shares not inconsistent herewith or with applicable law.

ARTICLE V
No Preemptive Rights

Preemptive rights shall not exist with respect to shares of stock or securities convertible into shares of stock of the Corporation.

ARTICLE VI
No Cumulative Voting

There shall be no cumulative voting of shares of stock of the Corporation.

ARTICLE VII
Board of Directors

The Board of Directors of the Corporation shall consist of such number of persons, not less than one and not to exceed fifteen, as shall be determined in accordance with the bylaws from time to time

ARTICLE VIII
Indemnification of Officers and Directors

8.1           The Corporation shall indemnify its directors and officers to the fullest extent permitted under the Act, as it exists on the date hereof or as it may hereafter be amended.  Without limiting the generality of the foregoing:

(a)           The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b)           The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)           To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section 8.1, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d)           Any indemnification under subsections (a) and (b) of this Section 8.1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section 8.1. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)           Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 8.1. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

(f)           The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section 8.1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g)           The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Section 8.1.

(h)           For purposes of this Section 8.1, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 8.1 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(h)           For purposes of this Section 8.1, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section 8.1.

(i)           The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 8.1 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

8.2           The right of indemnification under Section 8.1 shall not be exclusive of any other right which such directors or officers may have or hereafter acquire and, including without limitation any and all of the rights of indemnification under any bylaw, agreement, vote of stockholders or other provision of law.

8.3           No director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages from any breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of a director: (a) for any breach of the director's duty of loyalty to the corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Act; or (d) for any transaction from which the director derived an improper personal benefit.

ARTICLE IX
Amendment

The Corporation reserves the right to amend or repeal any provisions contained in this Amended and Restated Certificate of Incorporation so long as such amendment or repeal is effected in the manner prescribed by the Act and all rights conferred upon the stockholders are granted subject to this reservation.

Executed this 4th day of June 2009.

/S/ Lee L. Vanatta By: Lee L. Vanatta Its: President